Exhibit 99.1

Aterian Announces Voluntary Lock-up Agreements with CEO, Other Co-Founders & Key Stockholders

A Total of 3,807,222 Shares Will Be Locked Up Through December 1, 2021; and all CEO Shares Will Be Locked Up Through January 1, 2022

New York, June 1, 2021 – Aterian, Inc. (Nasdaq: ATER) (“Aterian” or the “Company”) announced today that certain stockholders (the “Stockholders”) have voluntarily entered into lock-up agreements with the Company (the “Agreements”) with respect to an aggregate of 4,058,116 shares of common stock (“Lock-up Shares”), or 13.3% of the total issued and outstanding shares of common stock of the Company as of March 31, 2021.

Aterian’s Co-Founder and CEO, Yaniv Sarig, agreed to lock up all of the shares that he controls through January 1, 2022. Also included among the Stockholders are the Company’s co-founders, Asher Delug and Maximus Yaney (and certain of his affiliates), as well as certain sellers in Aterian’s recent asset acquisitions, 9830 Macarthur LLC and Healing Solutions LLC. Asher Delug and Maximus Yaney (and certain of his affiliates) agreed to lock up a portion of the shares that they control through December 1, 2021, and 9830 Macarthur LLC and Healing Solutions LLC have each agreed to extend, with respect to a portion of their shares, the lock-up agreements entered into in connection with Aterian’s asset acquisitions to December 1, 2021.

The lock-up agreements stipulate that these stockholders will not sell, pledge, assign, transfer, hypothecate or otherwise dispose of any of the Lock-up Shares, or enter into any swap, hedge or engage in any short-selling of the Lock-up Shares, in addition to other restrictions.

Yaniv Sarig, Co-Founder and CEO of Aterian, commented, “The lock-up agreements announced today reflect the continued confidence that I and other large Aterian stockholders have in the long term prospects of the Company.”

About Aterian, Inc.

Aterian, Inc. (Nasdaq: ATER), is a leading technology-enabled consumer products platform that builds, acquires, and partners with best-in-class e-commerce brands by harnessing proprietary software and an agile supply chain to create top selling consumer products. The Company’s cloud-based platform, Artificial Intelligence Marketplace Ecommerce Engine (AIMEE™), leverages machine learning, natural language processing and data analytics to streamline the management of products at scale across the world’s largest online marketplaces, including Amazon, Shopify and Walmart. Aterian has thousands of SKUs across 14 owned and operated brands and sells products in multiple categories, including home and kitchen appliances, health and wellness, beauty and consumer electronics.

Forward Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements including, in particular, the statements regarding our long term prospects.

These forward-looking statements are based on management’s current expectations and beliefs and are subject to a number of risks and uncertainties, all of which are difficult to predict and many of which are beyond our control and could cause actual results to differ materially and adversely from those described in the forward-looking statements. These risks and uncertainties include, but are not limited to, those related to the impact of the COVID-19 pandemic including its impact on consumer demand, our cash flows, financial condition and revenue growth rate; our supply chain including sourcing, manufacturing, warehousing and fulfillment, including with respect to existing disruptions we are experiencing due to the COVID-19 pandemic; our ability to manage expenses, working capital and capital expenditures efficiently; our business model and our technology platform; our ability to disrupt the consumer products industry; our ability to grow market share in existing and new product categories, our ability to successfully complete PPE transactions; our ability to generate profitability and stockholder value; international tariffs and trade measures; inventory management, product liability claims, recalls or other safety and regulatory concerns; reliance on third party online marketplaces; seasonal and quarterly variations in our revenue; acquisitions of other companies and technologies and our ability to integrate any such companies and technologies with our business; and other factors discussed in the “Risk Factors” section of our most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), all of which you may obtain for free on the SEC’s website at www.sec.gov.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, even if subsequently made available by us on our website or otherwise. We do not undertake any obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Investor Contact:

Ilya Grozovsky

Director of Investor Relations & Corp. Development

Aterian, Inc.

ilya@aterian.io

917-905-1699

Media Contact:

Andrew Blecher

Communications

andrew@aterian.io